REAL ESTATE SECURITIES FUND


A Joint Special Meeting of the Shareholders of the Portfolio was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCooper, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 7,351,662.942 shares were voted in the affirmative and 92,051.470 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 7,343,615.393 voted in the affirmative and 100,099.019 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 7,351,469.204 shares were voted in the affirmative and 92,245.208 shares were withheld. With regard to the election of
R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 7,352,911.899 shares were voted in the affirmative and 90,802.513 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 7,344,086.182 shares were voted in the affirmative and 99,628.230 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 7,344,087.393 shares were voted in the affirmative and 99,627.019 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 7,342,513.258 shares were voted in the affirmative and 101,201.154 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 7,343,564.393 shares were voted in the affirmative and 100,150.019 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 7,338,951.783 shares were voted in the affirmative and 104,762.629 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 7,353,038.899 shares were voted in the affirmative and 90,675.513 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 7,343,802.854 shares were voted in the affirmative and 99,911.558 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 7,344,087.393 shares were voted in the affirmative and 99,627.019 shares were withheld. With regard to the ratification of PricewaterhouseCooper to act as independent public accountants for the Portfolio, 7,351,017.217 shares were voted in the affirmative and 14,890.440 shares were voted against the proposal and 77,806.755 shares abstained from voting.